UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

Cellectar Biosciences, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Florham Park, NJ, 07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (608) 441-8120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 - Changes in Registrant’s Certifying Accountant.

On July 8, 2024, upon the completion of a comprehensive selection process, the Audit Committee (the “Audit Committee”) of the Board of Directors of Cellectar Biosciences, Inc. (the “Company”) dismissed Baker Tilly US, LLP (“Baker Tilly”) and is engaging Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to Deloitte’s standard client acceptance procedures and execution of an engagement letter.

Baker Tilly’s reports on the Company’s consolidated financial statements which were included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that such report contained an explanatory paragraph in respect to uncertainty, raising substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through July 8, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference thereto in Baker Tilly’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except with respect to the material weaknesses discussed below.

The Company’s management identified the following material weaknesses in the effectiveness of the Company’s internal controls, with which Baker Tilly concurred. The Company identified material weaknesses in that it failed to (i) design and maintain effective controls related to properly applying fair value methodologies and assumptions used in Level 3 instruments and did not design and maintain controls to ensure the proper application of technical accounting guidance in accordance with U.S. generally accepted accounting principles, (ii) design and implement adequate internal controls over the recording of stock-based compensation transactions and (iii) maintain appropriate segregation of duties in the initiation, recording, and approval of transactions within financial systems with a limited number of personnel, and design and maintain user access controls that adequately restrict user and privileged access to financial applications.

The Company provided Baker Tilly with a copy of the foregoing disclosures and requested that Baker Tilly furnish a letter addressed to the SEC stating whether it agrees with the foregoing disclosures. A copy of Baker Tilly’s letter, dated July 11, 2024, is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through July 8, 2024, neither the Company nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
16.1	Letter of Baker Tilly US, LLP, dated July 11, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

July 11, 2024	/s/ Chad J. Kolean
Chad J. Kolean
Chief Financial Officer